Exhibit 3.1

Text of Article II, Section 9 of Bylaws

As Amended, Effective December 30, 2007

Section 9. Voting.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at such meeting, shall decide any matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, and shall be the act of the shareholders, unless otherwise provided by the Articles of Incorporation, these Bylaws or by resolution of the Board of Directors in accordance with the Act.

Unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with the Act, directors of the Corporation in a contested election (i.e., where the number of nominees for director exceeds the number of directors to be elected) shall be elected by a plurality of the votes cast by the holders of shares present and entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.  However, in an uncontested election (i.e., where the number of nominees for director is the same as the number of directors to be elected), directors shall be elected by a majority of the votes cast by the holders of shares present and entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.  In the event that a nominee for director fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors where the election is uncontested such director must, promptly following certification of the shareholder vote, tender his or her resignation to the Board of Directors.  The Nominating and Governance Committee of the Board of Directors, or such other group of independent members of the Board of Directors as is determined by the entire Board of Directors (excluding the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the Corporation and its shareholders and will make a recommendation to the entire Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken.  In reaching its decision, the Board of Directors may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the Corporation, the overall composition of the Board of Directors and whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable law, rule or regulation (including the listing requirements of any securities exchange).  The Board of Directors shall complete this process within 90 days after the certification of the shareholder vote and shall report its decision to the Company shareholder in the Company’s filing following such Board Decision.

At every meeting of the shareholders, each shareholder shall be entitled to such number of votes, in person or by proxy, for each share having voting power held by such shareholder, as is specified in the Articles of Incorporation (including the resolution of the Board of Directors (or a committee thereof) creating such shares), except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation. At each election of directors, every shareholder shall be entitled to cast, in person or by proxy, the number of votes to which the shares owned by him are entitled for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting is prohibited by the Articles of Incorporation. Every proxy shall be in writing and be executed by the shareholder. A telegram, telex, cablegram or other form of electronic transmission including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for the purposes of this Section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the Act and other Texas law.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver.